EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-190381 on Post-Effective Amendment No. 1 to Form S-8 of our reports dated February 25, 2022 relating to the consolidated financial statements of EVERTEC, Inc. and the effectiveness of EVERTEC, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EVERTEC, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Juan, Puerto Rico
August 5, 2022